THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER [REGULATION D (“REGULATION D”)] [REGULATION S (“REGULATION S”] PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR (II) UNLESS SOLD PURSUANT TO, AND IN ACCORDANCE WITH, RULE 144 UNDER THE ACT OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS. NOTWITHSTANDING THE FOREGOING, SUBJECT TO COMPLIANCE WITH APPLICABLE SECURITIES LAWS, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

SJ ELECTRONICS, INC.

10% NOTE DUE 2009

Issuance Date: September 5, 2008	Original Principal Amount: U.S. $_______

FOR VALUE RECEIVED, SJ ELECTRONICS, INC., a Nevada corporation (hereinafter called the “Company”), hereby promises to pay to the order of ________________________, with an address at ____________________ or registered assigns (the “Holder”), the sum of _______________ Dollars ($_________), on the Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or repurchase in accordance with the terms hereof or otherwise. Any amount, including, without limitation, principal of or interest on this Note, the Optional Prepayment Price and the Repurchase Price, that is payable under this Note that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid (“Default Interest”). Regular interest shall accrue monthly and be payable on the Maturity Date. Regular interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed. No regular interest shall be payable on an interest payment date on any portion of the principal amount of this Note which shall have been prepaid prior to such interest payment date so long as the Company shall have complied in full with its obligations with respect to such prepayment.

All payments of principal, premium, if any, interest, and other amounts on this Note shall be made in lawful money of the United States of America. All payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Certain capitalized terms used in this Note are defined in Article I.

The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Securities Purchase Agreement and the Holder and this Note are subject to the terms and entitled to the benefits of the Securities Purchase Agreement.

This Note is one of a duly authorized issue of the Company’s 10% Notes due 2009 limited to an aggregate principal amount of $700,000.00 (excluding 10% Notes due 2009 issued in replacement of lost, stolen, destroyed or mutilated notes or issued on transfer of such notes).

The following terms shall apply to this Note:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

(b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“AMEX” means the American Stock Exchange, Inc.

“Applicable Rate” means ten percent (10%) per annum.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Issuance Date.

“Company” shall have the meaning provided in the first paragraph of this Note.

“Default Interest” shall have the meaning provided in the first paragraph of this Note.

“Default Rate” means 15 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

“Event of Default” shall have the meaning provided in Section 3.1.

“Holder” shall have the meaning provided in the first paragraph of this Note.

“Issuance Date” means September 5, 2008.

“Majority Holders” means, at any time, the holders of a majority of the aggregate principal amount of this Note and the Other Notes outstanding at such time.

“Maturity Date” means the earlier of (a) March 5, 2009 or (b) the closing date of any equity or debt financing of the Company or any current or future Subsidiary of the Company in which the gross proceeds payable to the Company and/or such Subsidiary shall exceed $1,000,000.

“Nasdaq” means the Nasdaq Global Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of the date of September 5, 2008, by and between the Company and the original Holder of this Note or its predecessor instrument.

“NYSE” means the New York Stock Exchange, Inc.

“Optional Prepayment Date” means the Business Day on which this Note is to be prepaid pursuant to Section 2.1.

“Optional Prepayment Notice” means an Optional Prepayment Notice in the form attached hereto as Exhibit A.

“Optional Prepayment Period” means the period which commences on the date hereof and ends on the Maturity Date, provided that all conditions set forth in Section 2.1 have been met.

“Optional Prepayment Price” means an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the Optional Prepayment Date plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note.

“Other Notes” means the several 10% Notes due 2009, issued by the Company pursuant to the Securities Purchase Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Principal Market” means, at any time, whichever of the OTCBB, Nasdaq, Nasdaq Capital Market, AMEX, NYSE or such other U.S. market or exchange is at the time the principal market on which the Common Stock is then listed for trading.

“SEC” means the US Securities and Exchange Commission.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Superior Indebtedness” has the meaning provided in Article 4.

“Trading Day” means at any time a day on which the Principal Market is open for general trading of securities.

“Transaction Documents” means this Note, the Securities Purchase Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

ARTICLE II

OPTIONAL PREPAYMENT

2.1 Optional Prepayment.  (a) At any time during the Optional Prepayment Period, the Company shall have the right to prepay at any one time all of the outstanding principal amount of this Note at the Optional Prepayment Price pursuant to this Section 2.1 on any Optional Prepayment Date, so long as the following conditions are met:

(1) on the date the Company gives the Optional Prepayment Notice and at all times to and including the Optional Prepayment Date, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing: and

(2)  on the date the Company gives the Optional Prepayment Notice, the Company has funds available to pay the Optional Prepayment Price of this Note.

In order to exercise its right of prepayment under this Section 2.1, the Company shall give the Optional Prepayment Notice to the Holder not less than ten (10) Trading Days or more than twenty (20) Trading Days prior to the Optional Prepayment Date stating: (1) that the Company is exercising its right to prepay this Note in accordance with this Section 2.1, (2) the principal amount of this Note to be prepaid, (3) the Optional Prepayment Price, (4) the Optional Prepayment Date and (5) that all of the conditions of this Section 2.1 entitling the Company to call this Note for prepayment have been met. On the Optional Prepayment Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Prepayment Date, an amount equal to the Optional Prepayment Price of the portion (which may be all) of this Note to be prepaid.

(b) In order that the Company shall not discriminate among the Holder and the holders of the Other Notes, the Company agrees that it shall not prepay any of the Other Notes pursuant to the provisions thereof similar to this Section 2.1 or repurchase or otherwise acquire any of the Other Notes unless the Company offers simultaneously to prepay, repurchase or otherwise acquire this Note for cash at the same unit price as the Other Note or Other Notes.

2.2 No Other Prepayment. Except as specifically provided in Section 2.1, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the applicable Maturity Date, as the case may be.

ARTICLE III

EVENTS OF DEFAULT

3.1 If any of the following events of default (each, an “Event of Default”) shall occur:

(a) Failure to Pay Principal, Interest, Etc. The Company fails to pay the principal or the Optional Prepayment Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable; or

(b)  Breach of Covenant. The Company fails to comply in any material respect with any material provision of the Securities Purchase Agreement; or

(c) Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Securities Purchase Agreement) shall be false or misleading in any material respect when made; or

(d) Certain Voluntary Proceedings. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

(e) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

(f) Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $100,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

(g) Delisting of Common Stock. The Common Stock shall cease to be listed or quoted on the Principal Market;

then, (x) upon the occurrence and during the continuation of any such Event of Default, the Company shall within ten Business Days after the occurrence of the Event of Default pay to the Holder an amount equal to the sum of (1) 150% of the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the date of payment plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (y) all other amounts payable hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses of collection and (z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE IV

SUBORDINATION

4.1  This Subordinated Note shall be subordinate and junior in right of payment to all indebtedness, obligations, and liabilities, matured, unmatured, or contingent of the Company to the holders of the Company’s 15% Senior Secured Convertible Notes due 2009 issued pursuant to the Securities Purchase Agreement dated as of May 15, 2008 (the May 2008 Purchase Agreement”) between the Company and such note holders (the “15% Notes”) and any other indebtedness, obligation, and liability of the Company to the holders of such 15% Notes, whether now existing or hereafter created and whether arising out of or in connection with the May 2008 Purchase Agreement or otherwise, and interest (including any interest accruing subsequent to the commencement of bankruptcy, insolvency, or similar proceedings with respect to the Company) payable on such indebtedness and commitment, facility, balance deficiency, reduction fees and other obligations and liabilities payable in connection therewith (said indebtedness, fees, obligations, and liabilities being hereinafter called the “Superior Indebtedness”). As used in this Note the phrase “subordinate and junior in right of payment” shall mean that:

(a) No part of this Note shall have any claim to the assets of the Company on a parity with or prior to the claim of the Superior Indebtedness. Unless and until the Superior Indebtedness shall have been irrevocably paid in full, the holder of this Note will not (except as otherwise provided herein) take, demand, or receive, nor will the Company make, give, or permit, directly or indirectly, by set-off, redemption, purchase, or in any other manner, any payment or security for the whole or any part of the principal of this Note; provided, however, that the Company may pay all or any part of the indebtedness evidenced hereby when and as, and only when and as, the same becomes due and payable in accordance with the terms and conditions hereof in effect on the date hereof including as provided in Article II hereof if, and only if, after giving effect to such interest payment, no Default or Event of Default described in the May 2008 Purchase Agreement will be in existence and no default is or will be in existence in respect of any other Superior Indebtedness.

(b) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets, or business of the Company or the proceeds thereof to any creditor or creditors of the Company, or upon any indebtedness of the Company by reason of any liquidation, dissolution, or other winding up of the Company or the business either by reason of any assignment for the benefit of creditors or any proceeding by or against the Company for any relief under any bankruptcy, reorganization, or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition, or extension or in the event of the occurrence and during the continuation of any Default or Event of Default described in the May 2008 Purchase Agreement, then and in any such event any payment or distribution of any kind or character, whether in cash, property, or securities which, but for the subordination provisions of this Note, would otherwise be payable or deliverable upon or in respect of this Note shall instead be paid over or delivered to the holders of the 15% Notes for application on account of the Superior Indebtedness, and the holder of this Note shall not receive any such payment or distribution or any benefit therefrom.

(c) The holder of this Note hereby irrevocably authorizes and empowers (without imposing any obligation on) the holders of the 15% Notes, under the circumstances set forth in Section 4.1 (b) hereof, to demand, sue for, collect, and receive every such payment or distribution described therein and give acquittance therefore, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote the full amount of this Note in its sole discretion in connection with any resolution, arrangement, plan, reorganization, compromise, settlement, or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote this Note at creditors' meetings for the election of trustees, acceptances of plans, and otherwise), in the names of the holders of the 15% Notes, in the name of the holder of this Note, or otherwise as the holders of the 15% Notes may deem necessary or advisable for the enforcement of the subordination provisions of this Note. The holder of this Note hereby agrees, under the circumstances set forth in Section 4.1(b) hereof, duly and promptly to take such action as may be requested at any time and from time to time by the holders of 15% Notes to collect this Note for the account of the holders of the 15% Notes and to file appropriate proofs of claim in respect thereof, to deliver this Note to the holders of 15% Notes on demand therefore, to execute and deliver such powers of attorney, assignments, or other instruments as may be requested by the holders of 15% Notes in order to enable the holders of 15% Notes to enforce any and all claims upon or in respect of this Note, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of this Note.

(d)  Subject to the provisions of Section 4.1(a) above, should any payment, distribution, or security, or the proceeds of any thereof be collected or received by the holder of this Note in respect of this Note and such collection or receipt is not expressly permitted hereunder prior to the payment in full of the Superior Indebtedness, the holder hereof will forthwith deliver the same to the holders of 15% Notes in precisely the form received (except for the endorsement or the assignment of the Holder hereof where necessary), and until so delivered the same shall be held in trust by the holder hereof as the property of the holders of 15% Notes.

(e) Subject to the payment in full of the Superior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distributions of assets of the Company made on the Superior Indebtedness until the principal of this Note shall be paid in full, and for the purposes of such subrogation no payments or distributions to the holders of 15% Notes of any cash, property, or securities to which the holder of this Note would be entitled, except for these provisions shall, as between the Company, its creditors other than the holders of 15% Notes, and the holder of this Note, be deemed to be a payment by the Company to or on account of Superior Indebtedness, it being understood that these provisions are and are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of 15% Notes and the other holders of Superior Indebtedness, on the other hand.

(f)  The Holder hereby waives any and all notice of renewal, extension, or accrual of any of the Superior Indebtedness, present or future, and agrees and consents that without notice to or assent by the Holder hereof:

(i) The obligations and liabilities of the Company or any other party or parties for or upon the Superior Indebtedness (and/or any promissory note(s), security document, or guaranty evidencing or securing the same) may from time to time in whole or in part be renewed, extended, modified, amended, accelerated, compromised, supplemented, terminated, sold, exchanged, waived, or released;

(ii) The holders of 15% Notes may exercise or refrain from exercising any right, remedy, or power granted by the May 2008 Purchase Agreement or any other document creating, evidencing, or otherwise relating to the Superior Indebtedness or at law, in equity, or otherwise with respect to the Superior Indebtedness or any collateral security or lien (legal or equitable) held, given, or intended to be given therefore (including, without limitation, the right to perfect or refrain from perfecting any lien or security interest created in connection therewith);

(iii) Any and all guarantees, collateral security, and/or liens (legal or equitable) at any time present or future held, given, or intended to be given for the Superior Indebtedness and any rights or remedies of the holders of 15% Notes in respect thereof may, from time to time in whole or in part be exchanged, sold, surrendered, released, modified, waived, or extended by the holders of 15% Notes; and

(iv) Any balance or balances of funds with the holders of 15% Notes at any time standing to the credit of the Company or any guarantor of any of the Superior Indebtedness may from time to time in whole or in part be surrendered or released;

all as the holders of 15% Notes may deem advisable and all without impairing, abridging, diminishing, releasing, or affecting the subordination to the Superior Indebtedness provided herein.

(g) The Holder hereby waives notice of or proof of reliance hereon and protest, demand for payment, and notice of default.

(h)  The holders of 15% Notes shall not be prejudiced in its right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

(i)  The subordination provisions contained herein are for the benefit of the holders of Superior Indebtedness and may not be rescinded, canceled, amended, or modified in any way without the prior written consent of the holders of Superior Indebtedness, except upon irrevocable payment in full of the Superior Indebtedness.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced (x) by a decree for the specific performance of any agreement contained herein or (y) by an injunction against a violation of any of the terms hereof or (z) otherwise.

5.2 Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be SJ Electronics, Inc., 5F, No. 166, Sinhu 2nd Road, Neihu District, Taipei City, Taiwan, Attention: Agatha Shen (telephone line facsimile number 886-2-8791-1368). The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

5.3 Amendment, Waiver. (a) Neither this Note or any Other Note nor any terms hereof or thereof may be changed, amended, discharged or terminated unless such change, amendment, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, amendment, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby (i) extend the scheduled Maturity Date of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Optional Prepayment Price hereof or thereof, (ii) amend, modify or waive any provision of this Section 5.3 or (iii) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders.

(b) Any term or condition of this Note may be waived by the Holder or the Company at any time if the waiving party is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Note, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Note on any future occasion.

5.4 Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

5.5 Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

5.6 Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales without restrictions under Rule 144 unless (1) the transferee is an Accredited Investor and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act.

5.7 Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Securities Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

5.8 Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

5.9 Payment of Note on Prepayment; Deposit of Optional Prepayment Price.

(a)  If this Note or any portion of this Note is to be prepaid as provided in Section 2.1 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so prepaid or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the Optional Prepayment Price. On and after the Optional Prepayment Date so stated in such notice, interest on this Note or the portion of this Note to be so prepaid or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so prepaid, except to receive payment of the Optional Prepayment Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and repurchased at the Optional Prepayment Price. If a portion of this Note is to be prepaid or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unprepaid portion of the principal amount of this Note so surrendered.

(b) Upon the payment in full of all amounts payable by the Company under this Note, any Event of Default which occurred prior to such payment by reason of one or more provisions of this Note with which the Company thereafter is no longer obligated to comply, then shall no longer exist.

5.10 Construction. The language used in this Note will be deemed to be the language chosen by the Company and the original Holder of this Note (or its predecessor instrument) to express their mutual intent, and no rules of strict construction will be applied against the Company or the Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on of the day and in the year first above written.

Date: September 5, 2008

SJ ELECTRONICS, INC.

By:____________________________
Name:
Title:

ASSIGNMENT

FOR VALUE RECEIVED, _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee: ______________________________) the within Note, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Note on the books of SJ Electronics, Inc., a Nevada corporation (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

[	]	To the Company or a subsidiary thereof; or

[	]	To a non-US Person and in compliance with Regulation S under the 1933 Act; or

[	]	Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an Affiliate of the Company.

[	]	The transferee is an Affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

 Dated:_____________________

NAME:_____________________

___________________________
Signature(s)

EXHIBIT A

OPTIONAL PREPAYMENT NOTICE
(Section 2.1 of 10% Note due 2009)

To:_________________________________
(Name of Holder)

(1) Pursuant to the terms of the 10% Note due 2009 (the “Note”), SJ Electronics, Inc., a Nevada corporation (the “Company”), hereby notifies the above-named Holder that the Company is exercising its right to prepay the Note in accordance with Section 2.1 of the Note as set forth below:

(i) The principal amount of the Note to be prepaid is $             .

(ii) The Optional Prepayment Price is $               .

(iii) The Optional Prepayment Date is               .

(2) All of the conditions specified in Section 2.1 of the Note entitling the Company to call the Note for prepayment have been satisfied.

(3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

 Date:__________________

SJ ELECTRONICS, INC.

By:________________________
Name:
Title: